As Filed with the Securities and Exchange Commission on August 29, 2001
                                               Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           the Securities Act of 1933

                          NATIONAL R.V. HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                    33-071079
   ------------------------------        --------------------------------------
    State or other jurisdiction
 of incorporation or organization)        (I.R.S. Employer Identification No.)

                            3411 N. Perris Boulevard
                            Perris, California 92571
                                 (909) 943-6007
     (Address including zip code, and telephone number, including area code, of registrant's principal executive offices and principal place of business)

                   Amended and Restated 1999 Stock Option Plan
                            (Full Title of the Plan)

                               Bradley Albrechtsen
                             Chief Financial Officer
                            3411 N. Perris Boulevard
                            Perris, California 92571
                                 (909) 943-6007
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                          Copies of Communications to:
                             Stephen M. Davis, Esq.
                      Heller Ehrman White & McAuliffe, LLP
                                711 Fifth Avenue
                            New York, New York 10022
                                 (212) 832-8300



                                                CALCULATION OF REGISTRATION FEES
================================================== ================ =================== ====================== ====================
                                                                         Proposed             Proposed
                                                                         Maximum               Maximum               Amount of
                                                    Amount to be      Offering Price          Aggregate            Registration
      Title of Securities to be Registered          Registered(1)      Per Unit(2)        Offering Price(2)             Fee
-------------------------------------------------- ---------------- ------------------- ---------------------- --------------------
     Common Stock ($.01 par value per share)          1,150,000           $12.25             $14,087,500             $3,521.88
================================================== ================ =================== ====================== ====================

(1)      The number of shares to be registered under this Registration Statement represents the sum of shares issuable upon exercise of options which have been granted and/or may hereafter be granted under the
         Registrant's Amended and Restated 1999 Stock Option Plan, which issuances have not previously been registered under the Securities Act of 1933.

(2)      Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.


                          NATIONAL R.V. HOLDINGS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Item 2.  Registrant Information and Employee Plan Annual Information.

     The document(s) containing the information specified in this Part I will be sent or given to participants in the National R.V. Holdings, Inc. Amended and Restated 1999 Stock Option Plan to which this Registration Statement relates, as specified by Rule 428(b) promulgated under the Securities Act of 1933 (the "Securities Act") and are not filed as part of this Registration Statement.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     The following  documents  filed by the  Registrant  with the Securities and
Exchange   Commission  are  incorporated  in  this  Registration   Statement  by
reference:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001;

     (c) Definitive Proxy Statement dated May 7, 2001 relating to its 2001 Annual Meeting of Stockholders;

     (d) All other reports pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") since the end of the Registrant's fiscal year ended December 31, 2000;

     (e) The description of the Registrant's Common Stock that is contained or incorporated by reference in a registration statement filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description; and

     (f) All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

       Not applicable.

Item 5. Interests of Named Experts and Counsel.

       Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware ("DGCL") empowers the Registrant to, and the Certificate of Incorporation of the Registrant provides that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by any reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Registrant, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Item 7. Exemption from Registration Claimed.

       Not applicable.

Item 8. Exhibits

Exhibit
Number  Document

4.1    Amended and Restated 1999 Stock Option Plan.
5.1    Opinion of Heller Ehrman White & McAuliffe LLP.
23.1   Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.1).
23.2   Consent of PricewaterhouseCoopers LLP.
24.1 Power of Attorney (Reference is made to the signature page of the Registration Statement).


Item 9.  Undertaking.

       The Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement including (but not limited to) any addition of a managing underwriter, provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs if contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offer herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Perris, State of California on August 28, 2001.



                                            NATIONAL R.V. HOLDINGS, INC.


                                           By: /s/ Gary N. Siegler
                                               Gary N. Siegler, Chairman of the
                                               Board of Directors and
                                               Chief Executive Officer


                                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary N. Siegler and Stephen M. Davis, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any related registration statement filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting along, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on August 28, 2001.


Signature                             Capacity in Which Signed


/s/ Gary N. Siegler                   Chairman of the Board of Directors
Gary N. Siegler                       and Chief Executive Officer (Principal
                                      Executive Officer)


/s/ Wayne M. Mertes                   Director
Wayne M. Mertes


/s/ Robert B. Lee                     Director, President and Chief Operating
Robert B. Lee                         Officer

/s/ Neil H. Koffler                   Director
Neil H. Koffler


/s/ Stephen M. Davis                  Director and Secretary
Stephen M. Davis


/s/ Doy B. Henley                     Director
Doy B. Henley


/s/ Greg McCaffery                    Director
Greg McCaffery


/s/ Bradley Albrechtsen              Chief Financial Officer, Treasurer
Bradley Albrechtsen                  and Assistant Secretary(Principal Financial
                                     and Accounting Officer)

EXHIBIT 4.1

                          NATIONAL R.V. HOLDINGS, INC.

                              AMENDED AND RESTATED
                             1999 STOCK OPTION PLAN

     1. Purpose. The purpose of this Plan is to strengthen National R.V. Holdings, Inc. by providing an incentive to its employees, consultants and directors, encouraging them to devote their abilities to the success of the Company. It is intended that this purpose be achieved by extending to employees, consultants and directors of the Company or any subsidiary an added long-term incentive for high levels of performance and exceptional efforts through the grant of options to purchase shares of the Company's common stock under this National R.V. Holdings, Inc. Amended and Restated 1999 Stock Option Plan.

     2. Definitions. For purposes of the Plan:

     2.1. "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

     2.2. "Board" means the Board of Directors of the Company.

     2.3. "Cause" means with respect to an Eligible Employee, including an Eligible Employee who is a director of the Company, (i) the voluntary termination of employment by such Eligible Employee, (ii) intentional failure to perform, or habitual neglect of, reasonably assigned duties, (iii) dishonesty or willful misconduct in the performance of an Optionee's duties, (iv) an Optionee's engaging in a transaction in connection with the performance of such Optionee's duties to the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit to the Optionee, (v) willful violation of any law, rule or regulation in connection with the performance of an Optionee's duties, (vi) willful violation of any policy adopted by the Company relating to the performance or behavior of employees or
(vii) acts of carelessness or misconduct which have in the reasonable judgment of the Company's Board of Directors, an adverse effect on the Company.

     2.4. "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, public offering, private placement, change in corporate structure or otherwise.

     2.5. "Code" means the Internal Revenue Code of 1986, as amended.

     2.6. "Committee" shall mean a committee of the Board of Directors consisting of no fewer than two (2) persons who are (i) "nonemployee directors" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation and (ii) "outside directors" within the meaning of Section 162(m) of the Code; provided however, that clause (ii) shall apply only with respect to grants of Options intended by the committee to qualify as "performance-bases compensation" under Section 162(m) of the Code.

     2.7. "Company" means National R.V. Holdings, Inc.

     2.8. "Consultant Option" means an Option granted to a consultant pursuant to Section 7.

     2.9. "Director Option" means an Option granted to a Nonemployee Director pursuant to Section 5.

     2.10. "Disability" means a physical or mental infirmity which impairs the Optionee's ability to perform substantially his or her duties for a period of sixty (60) consecutive days.

     2.11. "Eligible Employee" means any officer or other employee of the Company or a Subsidiary who is designated by the Committee as eligible to receive Options subject to the conditions set forth herein.

     2.12. "Employee Options" means an Option granted to an Eligible Employee pursuant to Section 6.

     2.13. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.14. "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Section 422 of the Code.

     2.15. "Immediate Family" means the Optionee or the Optionee's spouse, parents, children, step-children, brothers, sisters and grandchildren.

     2.16. "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

     2.17. "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

     2.18. "Nonemployee Director" means a director of the Company who is not a full-time employee of the Company or any Subsidiary.

     2.19. "Option" means an Employee Option, a Director Option, a Consultant Option or any or all of them.

     2.20. "Optionee" means a person to whom an Option has been granted under the Plan.

     2.21. "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

     2.22. "Plan" means the National R.V. Holdings, Inc. Amended and Restated 1999 Stock Option Plan.

     2.23. "Shares" means the common stock, par value $.01 per share, of the Company.

     2.24. "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

     2.25.  "Successor  Corporation"  means  a  corporation,   or  a  parent  or
subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

     2.26. "Ten-Percent Stockholder" means an Eligible Employee or other eligible Plan participant, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

                  3.       Administration.

     3.1. The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than a majority of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, fraud or bad faith. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any action or failure to act in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

     3.2. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to determine those Optionees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Stock Options to be granted to such Optionee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per Share subject to each Option, and make any amendment or modification to any Agreement consistent with the terms of the Plan.

     3.3. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

     (a) to construe and interpret the Plan and the Options granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and all other persons having any interest therein;

     (b) to determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

     (c) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

     (d) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

                  4.       Stock Subject to Plan.

     4.1. The maximum number of Shares that may be made the subject of Options granted under the Plan is 1,150,000 Shares (or the number and kind of shares of stock or other securities to which such Shares are adjusted upon a Change in Capitalization pursuant to Section 9) and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Committee. During any calendar year no person may be granted Options with respect to more than 100,000 Shares.

     4.2. Whenever any outstanding Option or portion thereof expires, is canceled or is otherwise terminated for any reason, the Shares allocable to the canceled or otherwise terminated Option or portion thereof may again be the subject of Options granted hereunder.

     5. Option Grants for Nonemployee Directors.

     5.1. Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Nonemployee Directors who will receive Director Options, the terms and conditions of which shall be set forth in an Agreement.

     5.2. Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Director Option shall be determined by the Committee and set forth in the Agreement evidencing the Option, provided that the purchase price per Share under each Director Option shall be not less than the Fair Market Value of a Share on the date the Director Option is granted.

     5.3. Duration. Director Options shall be for a term to be designated by the Committee and set forth in the Agreement evidencing the Option.

     5.4. Vesting. Each Director Option shall, commencing not earlier than the date of its grant, become exercisable in such installments (which need not be equal or may be one installment) and at such times as may be designated by the Committee and set forth in the Agreement evidencing the Option. To the extent not exercised, installments shall accumulate and be exercisable, in whole or part, at any time after becoming exercisable, to not later than the date the Director Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

     6. Option Grants for Eligible Employees.

     6.1. Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Employee Options, the terms and conditions of which shall be set forth in an Agreement; provided, however, that no Eligible Employee shall receive an Incentive Stock Option unless he is an employee of the Company, a Parent or a Subsidiary at the time the Incentive Stock Option is granted.

     6.2. Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement evidencing the Option, provided that the purchase price per Share under each Employee Option shall be (i) except as provided in clause (ii) of this Section 6.2, not less than the Fair Market Value of a Share on the date the Employee Option is granted; and (ii) with respect to any Incentive Stock Option granted to a Ten Percent Stockholder, not less than 110% of the Fair Market Value of a Share on the date the Option is granted.

     6.3. Duration. Employee Options granted hereunder shall be for such term as the Committee shall determine, provided that no Employee Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may, subsequent to the granting of any Employee Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

     6.4. Vesting. Each Employee Option shall, commencing not earlier then the date of its grant, become exercisable in such installments (which need not be equal or may be in one installment) and at such times as may be designated by the Committee and set forth in the Agreement evidencing the Option. To the extent not otherwise provided by the Committee, Employee Options shall be exercisable in three (3) equal installments each equal to one-third of the entire Option granted, the first of which shall become exercisable on the first anniversary of the date of the grant of the Employee Option, the second installment of which shall become exercisable on the second anniversary of the date of grant of the Employee Option, and the final installment of which shall become exercisable on the third anniversary of the date of grant. To the extent not exercised, installments shall accumulate and be exercisable, in whole or part, at any time after becoming exercisable, to not later than the date the Employee Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

     6.5. $100,000 Per Year Limitation for Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares for which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

     7. Option Grants for Consultants.

     7.1. Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those consultants to the Company or a Subsidiary who will receive Consultant Options, the terms and conditions of which shall be set forth in an Agreement. An employee or officer of the Company shall not be deemed a consultant.

     7.2. Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Consultant Option shall be determined by the Committee and set forth in the Agreement evidencing the Option, provided that the purchase price per Share under each Consultant Option shall be not less than the Fair Market Value of a Share on the date the Consultant Option is granted.

     7.3. Duration. Consultant Options granted hereunder shall be for such term as the Committee shall determine, provided that no Consultant Option shall be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Consultant Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

     7.4. Vesting. Each Consultant Option shall, commencing not earlier then the date of its grant, become exercisable in such installments (which need not be equal or may be in one installment) and at such times as may be designated by the Committee and set forth in the Agreement evidencing the Option. To the extent not otherwise provided by the Committee, Consultant Options shall be exercisable in three (3) equal installments each equal to one-third of the entire Option granted, the first of which shall become exercisable on the first anniversary of the date of grant of the Consultant Options, the second installment of which shall become exercisable on the second anniversary of the date of grant, and the final installment of which shall become exercisable on the third anniversary of the date of grant. To the extent not exercised, installments shall accumulate and be exercisable, in whole or part, at any time after becoming exercisable, to not later than the date the Consultant Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

                  8.       Terms and Conditions Applicable to All Options

     8.1. Transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted other than (1) by will or the laws of descent and distribution or (2) to the extent permitted by applicable law and regulations and for no consideration, to or for the benefit of the Optionee's Immediate Family, or to a partnership or limited liability company for one or more members of the Optionee's Immediate Family, subject to such limits as the Compensation Committee may establish, if any. Except as otherwise provided herein, an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of each Option shall be final, binding and conclusive upon the transferees, beneficiaries, executors, administrators, heirs and successors of the Optionee.

     8.2. Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Chief Financial Officer of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise, as determined by the Committee in its discretion, by any one or a combination of the following: (i) cash, (ii) transferring Shares to the Company upon such terms and conditions as determined by the Committee; or (iii) as otherwise determined by the Committee. At the Optionee's request and subject to the consent of the Committee, Shares to be acquired upon the exercise of a portion of an Option will be applied automatically to pay the purchase price in connection with the exercise of additional portions of the Option then being exercised. The written notice pursuant to this Section 8.2 may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee's broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

     8.3. Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

     8.4. Termination of Employment or Services. Unless otherwise provided in the Agreement evidencing the Option, an Option (other than an Option granted to a consultant or a Nonemployee Director) shall terminate upon an Optionee's termination of employment (or similar arrangement) with the Company and its Subsidiaries as follows:

     (a) in the event the Optionee's employment terminates as a result of Disability, the Optionee may at any time within three (3) months after such event exercise the Option or portion thereof that was exercisable on the date of such termination;

     (b) if an Optionee's employment terminates for Cause, the Option shall terminate immediately and no rights thereunder may be exercised;

     (c) if an Optionee's employment terminates without Cause, the Optionee may at any time within one (1) month after such event exercise the Option or portion thereof that was exercisable on the date of such termination; and

     (d) if an Optionee dies while an employee of the Company or any Subsidiary or within six (6) months after termination as a result of Disability as described in clause (a) of this Section 8.4, the Option may be exercised at any time within six (6) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution; provided, however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination.

     Notwithstanding the foregoing, in no event may any Option be exercised by anyone after the expiration of the term of the Option.

     8.5. Termination of Nonemployee Director Options and Consultant Options. Nonemployee Director Options and Consultant Options granted to Nonemployee Directors and consultants to the Company or a Subsidiary shall terminate under such circumstances as are provided in the Agreement evidencing the Option, and if not expressly specified, as of the close of business on the last day of the term of the Option, but in no event may such an Option be exercised by anyone after the expiration of the term of the Option.

     8.6. Modification or Substitution. The Committee may, in its discretion, modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them.
Notwithstanding the foregoing, no modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee's consent.

     9. Adjustment Upon Changes in Capitalization.

     9.1. Subject to Section 10, in the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number or class of Shares or other stock or securities with respect to which Options may be granted under the Plan, the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable.

     9.2. Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

     9.3. If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the Shares subject to the Option, as the case may be, prior to such Change in Capitalization.

     10. Effect of Certain Transactions.

     In the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms and each Optionee shall be entitled to receive in respect of each Share subject to any outstanding Options, as the case may be, upon exercise of any Option, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share. In the event that, after a Transaction, there occurs any change of a type described in Section 2.4 hereof with respect to the shares of the surviving or resulting corporation, then adjustments similar to, and subject to the same conditions as, those in Section 9 hereof shall be made by the Committee.




                  11.      Termination and Amendment of the Program.

     11.1. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option may be granted thereafter. The Board may sooner terminate or amend the Plan at any time and from time to time; provided, however, that to the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve (12) months after the date of adoption of such amendment.

     11.2. Except as provided in Sections 9 and 10 hereof, rights and obligations under any Option granted before any amendment or termination of the Plan shall not be adversely altered or impaired by such amendment or termination, except with the consent of the Optionee, nor shall any amendment or termination deprive any Optionee of any Shares which he may have acquired through or as a result of the Plan.

     12. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     13. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

     (i) give any person any right to be granted an Option other than at the sole discretion of the Committee;

     (ii) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

     (iii) limit in any way the right of the Company to terminate the employment of any person at any time; or

     (iv) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

     14. Regulations and Other Approvals; Governing Law.

     14.1. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

     14.2. The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     14.3. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

     14.4. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

     14.5. Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions, or as otherwise determined to be acceptable to the Committee.

     14.6. Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares upon exercise of an Option, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said act or pursuant to a exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

                  15.      Miscellaneous.

     15.1. Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Eligible Employee.

     15.2. Withholding of Taxes. (a) The Company shall have the right to deduct from any distribution of cash to any Optionee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option. If an Optionee is entitled to receive Shares upon exercise of an Option, the Optionee shall pay the Withholding Taxes to the Company prior to the issuance of such Shares. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option having an aggregate Fair Market Value, on the date preceding the date of exercise, equal to the Withholding Taxes, provided that in respect of an Optionee who may be subject to liability under Section 16(b) of the Exchange Act either (i) (A) the Optionee makes the Tax Election at least six
(6) months after the date the Option was granted, (B) the Option is exercised during the ten day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statements of earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period or (ii) (A) the Tax Election is made at least six months prior to the date the Option is exercised and (B) the Tax Election is irrevocable with respect to the exercise of all Options which are exercised prior to the expiration of six months following an election to revoke the Tax Election. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions in the preceding sentence or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

     (b) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding Taxes.

     15.3. Designation of Beneficiary. Each Optionee may designate a person or persons to receive in the event of his or her death, any Option or any amount payable pursuant thereto, to which he or she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Optionee fails effectively to designate a beneficiary, then his or her estate will be deemed to be the beneficiary.

     16. Effective Date. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of such adoption.





Exhibit 5.1


                                                     August 28, 2001

National R.V. Holdings, Inc.
3411 N. Perris Blvd.
Perris, California 92571


       Re:        Registration Statement on Form S-8
                  National R.V. Holdings, Inc.

Gentlemen:

     We have acted as counsel to National R.V. Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 of the Company (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 1,150,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), reserved for issuance under the Company's Amended and Restated 1999 Stock Option Plan (the "Plan").

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

     (a) The Certificate of Incorporation of the Company, as amended as of the date hereof;

     (b) The By-laws of the Company, as amended as of the date hereof;

     (c) Records certified to us by an officer of the Company as constituting the records of proceedings and actions of the Board of Directors of the Company relating to the issuance of the Shares;

     (d) The Registration Statement; and

     (e) The Plan.

     This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the Shares are issued and paid for in accordance with the terms of the Plan; (iii) appropriate stock certificates evidencing the Shares are executed and delivered; and (iv) all applicable securities laws are complied with, it is our opinion that the Shares will be duly authorized and validly issued, and fully paid and nonassessable.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts which we become aware after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,

                                   /s/ HELLER EHRMAN WHITE & MCAULIFFE LLP
                                   -----------------------------------------

                                   HELLER EHRMAN WHITE & MCAULIFFE LLP

Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2001 relating to the financial statements and financial statement schedule of National R.V. Holdings, Inc., which appears in National R.V. Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.



                                               /s/  PRICEWATERHOUSECOOPERS LLP
                                               -------------------------------
                                                    PRICEWATERHOUSECOOPERS LLP

                                                    Los Angeles, California
                                                    August 28, 2001